UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 12, 2018 (February 8, 2018)

INNOPHOS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33124	20-1380758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

259 Prospect Plains Road

Cranbury, New Jersey 08512

(Address of principal executive offices) (Zip Code)

(609) 495-2495

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 8, 2018, the Board of Directors (the “Board”) of Innophos Holdings, Inc. (the “Company”) approved Amended and Restated Bylaws (the “Amended Bylaws”) incorporating a number of amendments to the Company’s current Amended and Restated Bylaws (the “Current Bylaws”), which became effective on February 8, 2018. The amendments to the Current Bylaws as provided in the Amended Bylaws included an update to Article VII (Amendments) to remove the supermajority vote required for stockholders to adopt certain amendments to the Amended Bylaws. In addition, the amendments to the Current Bylaws as provided in the Amended Bylaws included a variety of other technical, conforming, modernizing and clarifying changes to comport with developments in Delaware law.

The summary description of the amendments to the Current Bylaws does not purport to be complete and is qualified in its entirety by reference to the Amended Bylaws attached hereto as Exhibit 3.1 and incorporated herein by reference. The full blacklined text of the Amended Bylaws, reflecting all changes adopted by the Board as of February 8, 2018, is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference. New text is underlined and deleted text is crossed out.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Innophos Holdings, Inc., as amended and restated as of February 8, 2018

3.2	Blackline of Amended and Restated Bylaws (showing changes adopted as of February 8, 2018)

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INNOPHOS HOLDINGS, INC.

February 12, 2018	By:	/s/ Joshua Horenstein
Name: Joshua Horenstein
Title: Senior Vice President, Chief Legal Officer and Corporate Secretary